 Tactical Air Defense Services, Inc.
Pro Forma Condensed Consolidated Balance Sheet
September 30, 2006
(unaudited)

	Tactical Air Defense Services, Inc.	AeroGroup Incorporated	Pro forma Adjustments					Total
	(a)	(b)
ASSETS

Current Assets:
Cash	$185,111	$1,464						$186,575
Other current assets	-	14,669						14,669

Total Current Assets	185,111	16,133	-					201,244

Property and equipment, net	-	7,089,485						7,089,485

TOTAL ASSETS	$185,111	$7,105,618	$-					$7,290,729

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:

Accounts payable	$-	$253,640	$(200,878)			(d	)	$52,762
Acrrued liabilities	2,350	799,613	(398,605)			(e	)	403,358
Notes payable	-	319,198	(319,198)			(h	)	-
	-	-	-					-
Convertible debentures, net of debt discount	-	3,340,825	-					3,340,825
Derivative liabilities for conversion options and warrants		19,245,325	(19,245,325)			(g	)	662,000
			662,000			(g	)

Total Current Liabilities	2,350	23,958,601	(19,502,006)					4,458,945

Notes payable	-	7,813,003	(3,440,000)			(f	)	4,373,003

TOTAL LIABILITIES	2,350	31,771,604	(22,942,006)					8,831,948

STOCKHOLDERS' EQUITY (DEFICIENCY:)

Common stock	3,926	3,747,009	14,990			(h	)	18,916
		-	(3,747,009)			(h	)

Additional paid-in-capital	339,004	5,440,549	26,513,856		(d, e, f, g and h		)	32,293,409

Accumulated deficit	(160,169)	(33,853,544)	160,169	(h	)			(33,853,544)

TOTAL STOCKHOLDERS' EQUITY (DEFECIENCY)	182,761	(24,665,986)	22,942,006					(1,541,219)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFECIENCY)	$185,111	$7,105,618	$-					$7,290,729

See accompanying notes to the Pro Forma Condensed Consolidated Balance Sheet.

Tactical Air Defense Services, Inc.
Pro Forma Condensed Consolidated Financial Statements
(unaudited)

On December 15, 2006, pursuant to an Asset Purchase Agreement dated July 14, 2006, as amended, Tactical Air Defense Services, Inc. (“the Company or TADS”) entered into agreement to buy substantially all of the assets and assume certain liabilities of AeroGroup (“Aero”), a publicly traded Utah Corporation.

The consideration paid by the Company includes the following:

•	14,989,800 shares of restricted common stock of TADS, constituting a majority of the then outstanding common stock of TADS.

•
Assumption by TADS of the Company’s obligations under its Convertible Debentures totaling approximately $4.6 million, inclusive of accrued interest, all convertible into shares of TADS common stock at prices ranging $0.15 to $1.00 per share.

•	Assumption by TADS of the Company’s obligation of $250,000 in connection with a settlement agreement. This note is convertible into shares of TADS common stock at $0.50 per share.

•
Assumption by TADS of the Company’s obligation under an assumed secured note payable to Daniels in the principal amount of $1,100,000, plus interest, at the rate of 12% per annum. The outstanding principal and interest is convertible into shares of TADS common stock at a conversion price of $.0.50 per share.

•
Assumption by TADS of the Company’s obligation under a note assumed by the Company in connection with its June 2006 asset purchase in the principal amount of $2.2 million, plus interest at the rate of 8% per annum. The outstanding principal and interest is convertible into shares of TADS common stock at a conversion price of $0.50 per share.

•
Assumption by TADS of the Company’s obligations under certain outstanding Warrants. Each outstanding Warrant to purchase 50 shares of the Company’s common stock is exchangeable into a Warrant to purchase one share of common stock of TADS and substantially all of the warrants are exercisable at $0.15 per share.

•
Assumption by TADS of the Company’s obligations under government contracts and subcontracts and of leases relating to its Grayson Airport facilities, a $300,000 consulting contract and property leases.

•
Assumption by TADS of the Company’s obligations under various notes totaling approximately $869,000. These notes are convertible into shares of TADS common stock at prices ranging from $.45 to $1.00 per share.

After the completion of the asset purchase, Aero will own a majority of the Common stock of TADS, and as a result, the accounting for this acquisition will be viewed as a reverse merger. Accordingly, Aero’s assets and liabilities will be recorded at their historical values.

The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Statement") has been prepared based on available information, using assumptions that our management believes are reasonable.

The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company, as of September 30, 2006, has been prepared as if the Company's acquisition of Aero’s assets and assumption of certain liabilities had been consummated on September 30, 2006. This pro forma financial statement should be read in conjunction with the Company's historical financial statements and notes thereto, as filed in its (a) Annual Report on Form 10-KSB, for the year ended December 31, 2005, (b) Quarterly Report on Form 10-QSB, for the period ended September 30, 2006, and (b) the financial statements contained in this filing.

Tactical Air Defense Services, Inc.

The Pro Forma Condensed Consolidated Balance Sheet of the Company is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired Aero’s assets and assumed liabilities, as of September 30, 2006, nor does it purport to represent the future position of the Company.
  .
Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006

(a) Reflects the Company's historical balance sheet as of September 30, 2006
(unaudited), as previously filed.

(b) Reflects the acquisition of Aero Group’s assets and assumption of certain liabilities.

(c) After the acquisition, AeroGroup will own a majority of all common shares. Accordingly, AeroGroup will be deemed the acquirer for accounting purposes and this transaction will qualify as reverse acquisition and accounted for as a recapitalization of AeroGroup, Accordingly, the historical costs of the acquired company's assets and liabilities will be recorded at their historical costs.

(d) Reflects accounts payable that will not be assumed as part of the acquisition.

(e)Represents accrued liabilities that will not be assumed as part of the acquisition.

(f)Represents notes payable that will not be assumed as part of the acquisition.

(g) Upon the closing of the transaction, except for the registration penalties, the warrants and embedded derivatives will qualify as equity. As a result, the derivative liabilities related to warrants and embedded derivatives have been adjusted and liability for registration rights has been recorded.

(h). Reflects the issuance of 14,989,800 shares of the restricted common stock of TADS to Aero, the elimination of Aero’s equity, and the elimination of the Company’s historical retained earnings.

Pro forma Net (Income) per share
Net (loss) income per share as adjusted for the recapitalization is as follows:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Numerator:
Net (loss) income of AeroGroup-numerator for basic
income (loss) per share income available to
common stockholders	$(17,961,893)	$3,597,805

Effect of dilutive securities

Interest related to Debentures	NA	4,254,371
Derivative gain-Debentures	NA	(4,390,005)

Numerator for diluted (loss) income per share-loss
attributable to common stockholders after assumed
conversions	(17,961,893)	3,462,171

Denominator:
Denominator for basic (loss) income per share
Weighted average shares	14,989,800	14,989,800

Effect of diluted securities

Convertible debentures and accrued interest	NA	23,622,929
Warrants	NA	22,375,765
Total potentially dilutive securities	14,989,800	60,988,494

Denominator for diluted (loss) income per
-adjusted Weighted average shares and assumed
Conversions	14,989,800	60,988,494

Basic net (loss) income per share	$(1.20)	$0.23
Diluted net (loss) income per share	$(1.20)	$0.06

After the AeroGroup Acquisition we will have the following securities outstanding:

a) Common shares	18,915,655

b) Convertible Debentures convertible into common stock at price ranging from .15 to 1.00	23,623,000

c) Warrants to purchase common stock with exercise price substantially at .15 per share	23,553,000